EXHIBIT 5.1

GREENBERG TRAURIG, P.A.
1221 BRICKELL AVENUE
MIAMI, FLORIDA 33131

June 23, 2003

Board of Directors of each of
UbiquiTel Operating Company
UbiquiTel Inc.
One West Elm Street, Suite 400
Conshohocken, Pennsylvania 19428

Ladies and Gentlemen:

        We have acted as counsel to UbiquiTel Operating Company, a Delaware corporation (the "Company"), and UbiquiTel Inc., a Delaware corporation (the "Guarantor") in connection with the preparation of a Registration Statement on Form S-4/S-1, including the related prospectuses and applicable exhibits thereto (the "Registration Statement"), to be filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offer to exchange (the "Exchange Offer") up to $38,180,000 aggregate principal amount of the Company's registered 14% Senior Discount Notes due 2010 (the "Registered Notes") and the Guarantor's registered guarantees thereof (the "Registered Guarantees") for up to a like aggregate principal amount of the Company's outstanding 14% Senior Discount Notes due 2010 (the "Outstanding Notes") and the Guarantor's outstanding guarantees thereof (the "Outstanding Guarantees"), as well as the registration for resale of $10,000,000 aggregate principal amount of the Company's Outstanding Notes and the related Outstanding Guarantees held by certain affiliates of the Company who, because of their affiliate status, are not eligible to participate in the Exchange Offer.

        The Outstanding Notes and Outstanding Guarantees were issued, and the Registered Notes and Registered Guarantees will be issued, pursuant to an Indenture (the "Indenture") dated as of February 26, 2003, by and among the Company, the Guarantor and The Bank of New York, as trustee (the "Trustee").

        In our capacity as such counsel, we have reviewed the Registration Statement. We also have reviewed such matters of law and examined original, certified, conformed or photostatic copies of such other documents, records, agreements and certificates as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and Guarantor and of public officials and have assumed the same to have been properly given and to be accurate.

        Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

        1.    Assuming the Registration Statement (including any amendments thereto) shall become effective under the Securities Act and the execution and delivery of the Registered Notes have been duly authorized by all necessary action on the part of the Company, when executed and authenticated by the Trustee in accordance with their terms and the terms of the Indenture, and delivered in exchange for a like aggregate principal amount of the Outstanding Notes pursuant to the Indenture and the Exchange Offer, the Registered Notes will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law;

        2.    Assuming the Registration Statement (including any amendments thereto) shall become effective under the Securities Act and the execution and delivery of the Registered Guarantees have been duly authorized by all necessary action on the part of the Guarantor, when executed and authenticated by the Trustee in accordance with their terms and the terms of the Indenture, and delivered pursuant to the Indenture and the Exchange Offer, the Registered Guarantees will be legally issued and valid and binding obligations of the Guarantor enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and

        3.    Assuming the execution and delivery of the Outstanding Notes and related Outstanding Guarantees registered for resale under the Registration Statement have been duly authorized by all necessary action on the part of the Company and/or the Guarantor, and assuming the proper execution, authentication and delivery by the Trustee in accordance with their respective terms and the terms of the Indenture, and assuming full payment has been made therefor, said Outstanding Notes and related Outstanding Guarantees are legally issued and valid and binding obligations of the Company and the Guarantor, as the case may be, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

        Our opinion as to enforceability of the Registered Notes and the Registered Guarantees as well as the enforceability of the Outstanding Notes and related Outstanding Guarantees registered for resale under the Registration Statement is subject to the qualification that certain provisions thereof may be unenforceable in whole or in part under the laws of the States of Delaware and New York, as applicable, but the inclusion of any such provision will not affect the validity of the Registered Notes or the Registered Guarantees or the Outstanding Notes and related Outstanding Guarantees registered for resale under the Registration Statement and each of them contain legally adequate provisions for the realization of the principal legal rights and benefits afforded thereby. We express no opinion concerning federal or state securities laws.

        We are qualified to practice law in the States of Delaware and New York and we do not purport to be experts on the law of any other jurisdiction other than the federal laws of the United States of America, and therefore express no opinion and make no representation with respect to the laws of any other jurisdiction.

        This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectuses which are filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Guarantor or any other person, or any other document or agreement involved with the transactions contemplated by the Exchange Offer or the resale of Outstanding Notes and related Outstanding Guarantees by holders ineligible to participate in the Exchange Offer. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Sincerely,

GREENBERG TRAURIG, P.A.